Exhibit 10.22

AMENDMENT TO THE

PALL CORPORATION 2005 STOCK COMPENSATION PLAN

     WHEREAS, Pall Corporation (the “Corporation”) sponsors and maintains the Pall Corporation 2005 Stock Compensation Plan, as amended (the “Plan”); and

     WHEREAS, the Board of Directors of the Corporation desires to amend the Plan to reflect certain changes; and

     WHEREAS, Section 16 of the Plan reserves to the Board the right to amend the Plan at any time;

     NOW, THEREFORE, the Plan is hereby amended, effective as of April 19, 2012, as follows:

     1. Section 5(e) of the 2005 Stock Plan is amended by adding the following new sentences at the end thereof:

     “If an Eligible Employee’s Termination of Employment occurs other than for Cause or Disability, any Option then held by such Eligible Employee may, to the extent then exercisable, be exercised following such Termination of Employment until the later of (i) ninety (90) days, and (ii) thirty (30) days after the end of a blackout period imposed by the Corporation to which the Eligible Employee was subject to prior to such Termination of Employment (but in no event after the earlier of the expiration of the term of such Option or such time as the Option is otherwise canceled or terminated in accordance with its terms).”

     2. Options issued and outstanding under the 2005 Stock Plan on the date of this amendment are hereby amended by adding the amendment to Section 5(e) of the 2005 Stock Plan above to each Option Grant Agreement.

     Except as amended herein, the Plan shall continue in full force and effect.

(Signature Page Follows)

     IN WITNESS WHEREOF, the undersigned being a duly authorized officer of the Corporation has executed this Amendment to the Pall Corporation 2005 Stock Compensation Plan as evidence of its adoption by the Corporation.

PALL CORPORATION

By:	/s/ Lawrence Kingsley

Title: Chief Executive Officer

Date: August 22, 2012

Witness:

/s/ Cherita Thomas